Exhibit 10.105

Cape One Financial Master Fund LTD

410 PARK AVENUE, 15TH FLOOR
NEW YORK, NEW YORK 10022

VIA FACSIMILE AND FIRST CLASS MAIL

Effective January 17, 2012

Re: FORBEARANCE AGREEMENT

Ladies and Gentlemen:

Reference is made to the $225,000 8% Senior Secured Convertible Note due March 1, 2010, issued on or about November 30, 2009 and the $30,000 added to principle on or about March 8., 2011 from NaturalNano, Inc. and NaturalNano Research, Inc. (jointly and severally, the "Borrower") to Cape One Financial Master Fund LTD (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given in the Notes.

The Borrower has requested that the Lender forbear from exercising its various rights and remedies under the Notes and other related documents (collectively, the "Loan Documents") that may otherwise be exercised by the Lender on the date hereof, in order to provide the Borrower with additional time during which it may resolve its current financial problems.

The Lender is prepared to forbear from demanding payment of principal on the Notes on the Maturity Date of the Notes, or taking any other action to collect the principal amount of the Notes until the earlier of April 16, 2012 (unless extended by the Lender in its discretion) or the termination of the Forbearance Period pursuant to the terms of this Letter Agreement (such period, the "Forbearance Period"), provided the Borrower accepts and agrees to the terms, conditions and covenants set forth herein, and communicates such acceptance (by delivering a signed copy of this Letter Agreement) to the Lender no later than 5:00 p.m. on April 16, 2012; provided further it is understood that Borrower is not obligated to make any interest payments required under the Notes during the Forbearance Period. For giving NaturalNano a forbearance, $25,000 will be added to Principal.

Upon execution by the Borrower, this letter shall be a binding agreement among the respective parties hereto (referred to as the "Letter Agreement").

By its execution, the Borrower represents warrants and covenants as follows:

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1. No Duress. The Borrower has freely and voluntarily entered into this Letter Agreement after an adequate opportunity to review and discuss the terms and conditions and all factual and legal matters relevant hereto with counsel freely and independently chosen by it and this Letter Agreement is being executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party.

2. Amount Due. The Borrower does not contest the amounts outstanding under the Notes as set forth in the Lender's books and records (the "Outstanding Amount"). The Borrower shall also be responsible for reimbursing the Lender for all costs and expenses, including the fees and expenses of legal counsel that may be incurred in connection with the enforcement of this Letter Agreement, which, if incurred, shall be added to the Outstanding Amount. The Borrower acknowledges and agrees that the Outstanding Amount, plus interest accrued thereon, shall be due and owing upon termination of the Forbearance Period.

3. No Defenses. The Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, or causes of action of any kind or nature whatsoever against the Lender, its officers, directors, employees, attorneys, legal representatives or affiliates (collectively, the "Lender Group"), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Letter Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Notes or any of the terms or conditions of the Loan Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Notes or any of the Loan Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, OR CAUSES OF ACTION EXIST, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

4. Interest Continues to Accrue. During the Forbearance Period, the Outstanding Amount shall bear interest at a new interest rate under the Notes of eighteen percent (18%).

5. Other Notes. none

6. Forbearance. During the Forbearance Period, the Lender agrees that it will not take any further action against the Borrower or exercise or move to enforce any other rights or remedies provided for in the Loan Documents or otherwise available to it, at law or in equity, by virtue of the occurrence and/or continuation of any default or Event of Default under the Notes existing on the date hereof, including any default relating to the Borrower's failure to maintain the effectiveness of any registration statement (the "Existing Defaults"), or take any action against any property in which the Borrower has any interest.

7. Lender to Retain all Rights. It is understood and agreed that this Letter Agreement does not waive or evidence consent to any default or Event of Default (including the Existing Defaults) under the Notes or the Loan Documents. The parties hereto acknowledge and

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agree that the Lender (i) shall retain all rights and remedies it may now have with respect to the Notes and the Borrower's obligations under the Loan Documents ("Default Rights"), and (ii) shall have the right to exercise and enforce such Default Rights upon termination of the Forbearance Period. The parties further agree that the exercise of any Default Rights by the Lender upon termination of the Forbearance Period shall not be affected by reason of this Letter Agreement, and the parties hereto shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Letter Agreement.

8. Termination of Forbearance Period. The Forbearance Period shall terminate upon the earlier to occur of: (1) 5:00 pm (New York City Time) on April 16, 2012; (2) the Borrower shall fail to observe, perform, or comply with any of the terms, conditions or provisions of this Letter Agreement as and when required and/or any other Event of Default (other than the Existing Defaults occurring prior to the date hereof) shall occur under the Notes or any of the Loan Documents or any other agreement between the Borrower and the Lender (or its affiliates) or any other indebtedness issued by the Borrower to the Lender or its affiliates; (3) any representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document now or hereafter furnished by or on behalf of the Borrower in connection with this Letter Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made; (4) any suit preceding or other action is commenced by any other creditor against the Company; or (5) a court of competent jurisdiction shall enter an order for relief or take any similar action in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization, moratorium or similar law now or hereafter in effect or a petition for relief under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law shall be filed by or against the Borrower.

Upon termination of the Forbearance Period, should the Notes or any of the Borrower's obligations under the Loan Documents not be satisfied in full, the Lender shall be entitled to pursue immediately its various rights and remedies, including its Default Rights, against the Borrower, all collateral given by the Borrower to secure the Loan and the obligations under the Loan Documents, without regard to notice and cure periods, all of which are hereby waived by the Borrower. Without limiting the generality of the foregoing, upon termination of the Forbearance Period, the Lender shall be permitted to immediately exercise its rights to demand and collect on the Outstanding Amount. If the foregoing is acceptable to you, please sign in the space provided below.

Sincerely,

Cape One Financial Advisors, LLC

LLC

By: [signature]
Name: Reid Drescher
Title: Managing Member

NATURALNANO, INC.

By: ______________________

Name: JAMES WEMETT

Title: CEO

NATURALNANO RESEARCH, INC.

By: ______________________

Name:

Title: CEO